EX-10.
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors of Jackson National Life Insurance Company of New York and Contract owners of JNLNY Separate Account II:

We consent to the use of our reports on the financial statements of Jackson National Life Insurance Company of New York dated March 13, 2009 and on the financial statements of JNLNY Separate Account II dated February 27, 2009, included herein by reference in the Post-Effective Amendment to Form N-4 of JNLNY Separate Account II.

KPMG LLP

Chicago, Illinois
September 24, 2009